Exhibit 99.1

SemStream Non-Residential Division

Unaudited Condensed Balance Sheets

(Dollars in thousands)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Accounts receivable	$87,478	$81,555
Inventories	126,606	103,411
Derivative assets	3,673	4,367
Margin deposits	5,938	12,570
Other current assets	1,369	995

Total current assets	225,064	202,898

Property, plant and equipment (net of accumulated depreciation of $4,553 at September 30, 2011 and $2,342 at December 31, 2010)	47,412	48,028
Goodwill	50,071	50,071
Other intangible assets (net of accumulated amortization of $4,781 at September 30, 2011 and $3,077 at December 31, 2010)	12,219	13,923
Other assets	2,880	3,297

Total assets	$337,646	$318,217

LIABILITIES AND NET PARENT EQUITY

Current liabilities:
Accounts payable	$43,379	$73,530
Advances from parent	54,591	—
Derivative liabilities	3,743	13,418
Other current liabilities	2,625	3,426

Total current liabilities	104,338	90,374

Other noncurrent liabilities	167	167

Commitments and contingencies (Note 3)

Net parent equity	233,141	227,676

Total liabilities and net parent equity	$337,646	$318,217

The accompanying notes are an integral part of these unaudited condensed financial statements.

SemStream Non-Residential Division

Unaudited Condensed Statements of Operations

(Dollars in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2011	30, 2010

Revenues, including revenues from affiliates (Note 5):
Product sales	$543,359	$484,299
Other	1,096	1,519
Total revenues	544,455	485,818

Expenses, including expenses from affiliates (Note 5):
Costs of products sold, exclusive of depreciation and amortization shown below	535,624	471,952
Operating	6,430	5,250
General and administrative	6,727	6,718
Depreciation and amortization	3,933	3,743

Total expenses	552,714	487,663

Operating loss	(8,259)	(1,845)

Other expenses (income):
Interest expense	1,962	2,690
Other income, net	(2,152)	(2,423)

Total other expenses (income), net	(190)	267

Net loss	$(8,069)	$(2,112)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SemStream Non-Residential Division

Unaudited Condensed Statements of Cash Flows

(Dollars in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2011	30, 2010
Cash flows from operating activities:
Net loss	$(8,069)	$(2,112)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,933	3,743
Loss (gain) on disposal of long-lived assets	40	(34)

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(5,923)	(9,302)
Decrease (increase) in inventory	(23,196)	25,162
Change in net derivative assets/liabilities	(8,979)	(17,233)
Decrease (increase) in margin deposits	6,632	16,074
Decrease (increase) in other assets	43	6,572
Increase (decrease) in accounts payable	(30,094)	(10,945)
Increase (decrease) in payables to pre-petition creditors	(202)	(10,059)
Increase (decrease) in other liabilities	(273)	2,461

Net cash provided by (used in) operating activities	(66,088)	4,327

Cash flows from investing activities:
Capital expenditures	(1,757)	(5,102)
Proceeds from sale of long-lived assets	47	687

Net cash used in investing activities	(1,710)	(4,415)

Cash flows from financing activities:
Change in book overdrafts	(327)	(256)
Advances from parent and net contributions from SemGroup	68,125	344

Net cash provided by financing activities	67,798	88

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	—

The accompanying notes are an integral part of these unaudited condensed financial statements.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

1.                                      OVERVIEW

Basis of presentation

SemStream, L.P. is a wholly owned subsidiary of SemGroup Corporation engaged in the terminalling, storage, marketing and distribution of propane and other natural gas liquids in the United States.  Its operations included sales to retail, wholesale and commercial customers linked to purchases from suppliers, and encompassed three primary focus areas:  (i) wholesale marketing at both private and common carrier terminals; (ii) natural gas liquids supply to retail, petrochemical and commercial customers; and (iii) residential propane supply in Arizona.

As described in Note 6, on November 1, 2011, SemStream, L.P. contributed certain of its assets to NGL Energy Partners LP (“NGL Energy”).  The contributed assets included SemStream, L.P.’s primary operating assets, excluding those of its residential operations.  The accompanying financial statements of the SemStream Non-Residential Division reflect the historical activity of the operations that were contributed to NGL Energy.  The SemStream Non-Residential Division will hereinafter be referred to as “SemStream”.

SemGroup Corporation is a Delaware Corporation with its headquarters in Tulsa, Oklahoma. SemGroup Corporation is the successor entity of SemGroup, L.P., which was an Oklahoma limited partnership.  The term “SemGroup” refers to SemGroup Corporation, SemGroup, L.P., and their other controlled subsidiaries.

The accompanying condensed financial statements are unaudited.  The condensed balance sheet at December 31, 2010 is derived from audited financial statements.

These unaudited condensed financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission. These unaudited condensed financial statements include all normal and recurring adjustments that, in the opinion of management, are necessary to present fairly the financial position of SemStream and the results of its operations and its cash flows.  We have evaluated subsequent events for accrual or disclosure in these unaudited condensed financial statements through November 14, 2012, which is the date these financial statements were issued.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the accompanying financial statements do not include all of the information and notes normally included with financial statements prepared in accordance with accounting principles generally accepted in the United States. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2010.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements.  Although management believes these estimates are reasonable, actual results could differ materially from these estimates. Due to the seasonal nature of SemStream’s operations and other factors, the results of operations for the nine months ended September 30, 2011 are not necessarily indicative of the results to be expected for the full year ending December 31, 2011.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

1.                                      OVERVIEW, Continued

Operations

SemStream’s operations included the following:

•                              twelve natural gas liquids terminals across the United States;

•                              approximately 290,000 barrels of owned natural gas liquids storage capacity;

•                              an additional 3.8 million barrels of leased natural gas liquids storage capacity; and

•                              thirteen owned and over 350 leased railcars.

Bankruptcy

On July 22, 2008 SemGroup, L.P. and SemStream, L.P. filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. While in bankruptcy, SemGroup, L.P. filed a Plan of Reorganization with the court, which was confirmed on October 28, 2009. The Plan of Reorganization determined, among other things, how pre-Petition Date obligations would be settled, the equity structure of the reorganized company upon emergence, and the financing arrangements upon emergence. SemGroup Corporation and SemStream, L.P. emerged from bankruptcy protection on November 30, 2009 (the “Emergence Date”).

2.                                      FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF RISK

SemStream’s results of operations and cash flows are impacted by changes in market prices for petroleum products. This exposure to commodity price risk was managed, in part, by entering into various commodity derivatives.

During 2011 and 2010, SemStream managed commodity price risk by limiting its net open positions subject to outright price risk and basis risk resulting from grade, location or time differences.  SemStream did so by selling and purchasing similar quantities of natural gas liquids with purchase and sale transactions for current or future delivery, by entering into future delivery and purchase obligations with futures contracts or other commodity derivatives and employing its storage and transportation assets. At times SemStream hedged its natural gas liquids commodity price exposure with derivatives on commodities other than natural gas liquids due to the limited size of the market for natural gas liquids derivatives.  In addition, physical transaction sale and purchase strategies were intended to lock in positive margins for SemStream, e.g., the sales price was sufficient to cover purchase costs, any other fixed and variable costs and SemStream’s profit.  All marketing activities were subject to SemGroup’s risk management policy, which established limits to manage risk and mitigate financial exposure.

During 2011 and 2010, SemStream’s commodity derivatives were comprised of natural gas liquids swaps, forward contracts and futures contracts.  These are defined as follows:

Swaps — Over the counter transactions where a floating price, basis or index is exchanged for a fixed (or a different floating) price, basis, or index at a preset schedule in the future according to an agreed upon formula.

Forward contracts — Over the counter contracts to buy or sell a commodity at an agreed upon future date.  The buyer and seller agree on specific terms (price, quantity, delivery period, and location) and conditions at the inception of the contract.

Futures contracts — Exchange traded contracts to buy or sell a commodity.  These contracts are standardized by the exchange in terms of quality, quantity, delivery period and location for each commodity.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

2.                                      FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF RISK, Continued

The table below summarizes the balances of derivative assets and liabilities at September 30, 2011 and December 31, 2010 (in thousands):

	September 30, 2011					December 31, 2010
	Level 1	Level 2	Level 3	Netting*	Total	Level 1	Level 2	Level 3	Netting*	Total

Assets	$—	$6,978	$11,421	$(14,726)	$3,673	$84	$1,785	$2,498	$—	$4,367

Liabilities	—	7,432	11,037	(14,726)	3,743	2,123	6,631	4,664	—	13,418

Net assets (liabilities) at fair value	$—	$(454)	$384	$—	$(70)	$(2,039)	$(4,846)	$(2,166)	$—	$(9,051)

* Relates primarily to exchange traded futures.  Gain and loss positions on multiple contracts are settled net on a daily basis with the exchange.

“Level 1” measurements were obtained using unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. These include futures contracts that are traded on an exchange.

“Level 2” measurements use as inputs market observable and corroborated prices for similar derivative contracts. Assets and liabilities classified as Level 2 include over-the-counter (OTC) traded forward contracts and swaps.

“Level 3” measurements were obtained using information from a pricing service and internal valuation models incorporating observable and unobservable market data.  These include commodity derivatives, such as forward contracts and swaps for which there is not a highly liquid market and therefore are not included in Level 2 above.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  SemStream’s assessment of the significance of a particular input to the measurement requires judgment, and may affect the valuation of assets and liabilities and their placement within the fair value levels.

The following table reconciles changes in the fair value of commodity derivatives classified as Level 3 in the fair value hierarchy (in thousands):

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2011	September 30, 2010
Beginning balance	$(2,166)	$(23,656)
Transfers out of Level 3(*)	(419)	(1,125)
Total realized and unrealized gain (loss) included in product revenues	3,625	(2,981)
Settlements	(656)	27,563
Ending balance	$384	$(199)

Amount of total gain or loss included in earnings for the period attributable to the change in unrealized gain or loss relating to assets and liabilities still held at the reporting date	$3,625	$(2,981)

(*) SemStream’s policy is to recognize transfers in and transfers out as of the beginning of the reporting period.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

2.                                      FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF RISK, Continued

The following table sets forth the notional quantities for derivative instruments entered into during the periods indicated (amounts in thousands of barrels):

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2011	September 30, 2010

Sales	12,770	6,248
Purchases	12,356	4,665

SemStream did not designate any of its commodity derivative instruments as accounting hedges.  The fair value of these commodity derivative instruments are recorded in SemStream’s condensed balance sheets in the following amounts (in thousands):

	September 30, 2011	December 31, 2010

Derivative assets	$3,673	$4,367
Total derivative assets	$3,673	$4,367

Derivative liabilities	$3,743	$13,418
Total derivative liabilities	$3,743	$13,418

Realized and unrealized gains (losses) from SemStream’s commodity derivatives were recorded to product sales in the following amounts (in thousands):

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2011	September 30, 2010

Commodity contracts	$(1,268)	$205

3.                                      COMMITMENTS AND CONTINGENCIES

Bankruptcy matters

(a)           Confirmation order appeals

Manchester Securities appeal. On October 21, 2009, Manchester Securities Corporation, a creditor of SemGroup Holdings, L.P. (one of SemGroup’s subsidiaries), filed an objection to the Plan of Reorganization. In the objection, Manchester argued that the Plan of Reorganization should not be confirmed because it did not provide for an alleged $50 million claim of SemGroup Holdings, L.P. against SemCrude Pipeline, L.L.C. (another of SemGroup’s subsidiaries). On October 28, 2009, the bankruptcy court overruled the objection and entered the confirmation order approving the Plan of Reorganization. On November 4, 2009, Manchester filed a notice of appeal of the confirmation order. On December 4, 2009, Manchester’s appeal was docketed in the United States District Court for the District of Delaware. SemGroup filed a motion to dismiss the appeal as equitably moot. On February 18, 2011, the District Court granted SemGroup’s motion to dismiss the appeal. On March 22, 2011, Manchester filed a notice to appeal this order. On January 2, 2012, the United States Court

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

3.                                      COMMITMENTS AND CONTINGENCIES, Continued

of Appeals affirmed the judgment of the District Court to dismiss the appeal and the deadline for filing any petition for re-hearing or review has passed without further action by Manchester.

Luke Oil appeal.  On October 21, 2009, Luke Oil Company, C&S Oil/Cross Properties, Inc., Wayne Thomas Oil and Gas and William R. Earnhardt Company (collectively, “Luke Oil”) filed an objection to the Plan of Reorganization “to the extent that the Plan of Reorganization may alter, impair, or otherwise adversely affect Luke Oil’s legal rights or other interests.” On October 28, 2009, the bankruptcy court overruled the Luke Oil objection and entered the confirmation order. On November 6, 2009, Luke Oil filed a notice of appeal. On December 23, 2009, Luke Oil’s appeal was docketed in the United States District Court for the District of Delaware.

On May 21, 2012, the District Court entered an order granting SemGroup’s motion to dismiss Luke Oil’s appeal of the confirmation order. On June 18, 2012, Luke Oil filed its Notice of Appeal, notifying the District Court and the parties to the lawsuit that it was appealing the decision of the District Court to the United States Court of Appeal for the Third Circuit.

While SemGroup believes that this action is without merit and is vigorously defending this matter on appeal, an adverse ruling on this action could have a material adverse impact.

(b)           Claims reconciliation process

A large number of parties have made claims against SemStream for obligations alleged to have been incurred prior to the Petition Date. On September 15, 2010, the bankruptcy court entered an order estimating the contingent, unliquidated and disputed claims and authorizing distributions to holders of allowed claims. Pursuant to that order, SemGroup has begun making distributions to the claimants. SemGroup continues to attempt to settle unresolved claims.

Pursuant to the Plan of Reorganization, SemGroup committed to settle authorized and allowed bankruptcy claims by paying a specified amount of cash, issuing a specified number of warrants, and issuing a specified number of shares of SemGroup Corporation common stock. SemGroup does not believe the resolution of the remaining outstanding claims will exceed the total amount of consideration established under the Plan of Reorganization for all claimants; instead, the resolutions of the remaining claims in some cases will impact the relative share of the established pool of common stock and warrants that certain claimants receive.

However, under certain circumstances SemGroup could be required to pay additional funds to settle the specified group of claims to be settled with cash. Pursuant to the Plan of Reorganization, a specified amount of restricted cash was set aside at the Emergence Date, which SemGroup expects to be sufficient to settle this group of claims. Since the Emergence Date, SemGroup has made significant progress in resolving these claims, and continues to believe that the cash set aside at the Emergence Date will be sufficient to settle these claims. However, SemGroup has not yet reached a resolution of all of these claims, and if the total settlement amount of all of these claims exceeds the specified amount, SemGroup will be required to pay additional funds to satisfy the total settlement amount for this specified group of claims.  If this were to become probable of occurring, SemGroup would be required to record a liability and a corresponding expense, and SemStream could be required to share in this expense.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

3.                                      COMMITMENTS AND CONTINGENCIES, Continued

Environmental

SemStream may from time to time experience leaks of petroleum products from its facilities, as a result of which it may incur remediation obligations or property damage claims. In addition, SemStream is subject to numerous environmental regulations.  Failure to comply with these regulations could result in the assessment of fines or penalties by regulatory authorities.

Asset retirement obligations

SemStream may be subject to removal and restoration costs upon retirement of their facilities. However, SemGroup does not believe the present value of such obligations under current laws and regulations, after taking into account the estimated lives of the facilities, is material to SemStream’s financial position or results of operations.

Other matters

SemStream is party to various other claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of SemGroup’s management, the ultimate resolution of these claims, legal actions, and complaints, after consideration of amounts accrued, insurance coverage, and other arrangements, will not have a material adverse effect on SemStream’s financial position, results of operations or cash flows. However, the outcome of such matters is inherently uncertain, and estimates of SemStream’s liabilities may change materially as circumstances develop.

Purchase and sale commitments

SemStream routinely entered into agreements to purchase and sell petroleum products at specified future dates.  SemStream established a margin for these purchases by entering into various types of physical and financial sales and exchange transactions through which it sought to maintain a position that was substantially balanced between purchases on the one hand and sales and future delivery obligations on the other.  SemStream accounted for these commitments as normal purchases and sales, and therefore did not record assets or liabilities related to these agreements until the product was purchased or sold.  At September 30, 2011, such commitments included the following (in thousands):

	Volume	Value
	(barrels)	(US Dollars)

Floating price purchases	1,465	$90,448
Floating price sales	389	$24,392

Certain of the commitments shown in the table above relate to agreements to purchase product from a counterparty and to sell a similar amount of product (in a different location) to the same counterparty.  Many of the commitments shown in the table above are cancellable by either party, as long as notice is given within the time frame specified in the agreement (generally 30 to 120 days).

SemStream has also entered into an agreement under which it is obligated to purchase all of the propane produced by a third-party refinery at a price that floats based on market rates.  Under this agreement, which expired March 31, 2012, SemStream purchased 12.4 million gallons of propane during the nine months ended September 30, 2011 for a total price of $18.9 million.

SemStream has also entered into a long term marketing agreement to market all natural gas liquids produced by a third party’s natural gas processing plants.  The term of this agreement extends to March 31, 2022.  SemStream marketed 42.6 million gallons of natural gas liquids at a purchase cost of $66.6 million during the nine months ended September 30, 2011 pursuant to this agreement.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

4.                                      NET PARENT EQUITY

The following table shows the changes in SemStream’s net parent equity from December 31, 2010 to September 30, 2011 (in thousands):

Balance at December 31, 2010	$227,676

Net loss	(8,069)

Net contributions from SemGroup	13,534

Balance at September 30, 2011	$233,141

5.                                     TRANSACTIONS WITH SEMGROUP

Intercompany Accounts

SemStream participated in SemGroup’s cash management program.  Under this program, cash SemStream received from customers was transferred to SemGroup on a regular basis; when SemStream remitted payments to suppliers, SemGroup transferred cash to SemStream to cover the payments.  In addition, SemGroup incurred certain expenses on SemStream’s behalf that are reported within SemStream’s statements of operations.

SemStream recorded transactions with SemGroup and its other controlled subsidiaries to intercompany accounts. When SemStream’s intercompany accounts were in a net receivable position, the balance has been reported as a reduction to equity on the balance sheet. When SemStream’s intercompany accounts were in a net payable position, the balance has been reported as a current liability on the balance sheet.  In the statements of cash flows, SemStream has reported the net change in the intercompany accounts as a financing cash flow within “net contributions from SemGroup”. SemStream has reported the net change in equity associated with these transactions as “net contributions from SemGroup” in the table in Note 4 showing the changes in net parent equity.

SemStream’s intercompany accounts were in a net payable position of $54.6 million at September 30, 2011 and in a net receivable position of $13.5 million at December 31, 2010.

Direct employee expenses

SemStream did not directly employ any persons to manage or operate its business; these functions were performed by employees of SemGroup. SemGroup charged SemStream $6.2 million during the nine months ended September 30, 2011 and $5.2 million during the nine months ended September 30, 2010 for direct employee costs. These expenses were recorded to operating expenses and general and administrative expenses in SemStream’s statements of operations.

Allocated expenses

SemGroup incurs expenses to provide certain indirect corporate general and administrative services to its subsidiaries.  Such expenses include employee compensation costs, professional fees, and rental fees for office space, among other expenses.

SemGroup charged SemStream $3.3 million during the nine months ended September 30, 2011 and $3.9 million during the nine months ended September 30, 2010 for such allocated costs. These expenses were recorded to general and administrative expenses in SemStream’s statements of operations.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

5.                                     TRANSACTIONS WITH SEMGROUP, Continued

SemGroup credit facilities

SemGroup was a borrower under various credit agreements during the periods included in these financial statements.  SemStream, L.P., along with other subsidiaries of SemGroup, served as a subsidiary guarantor under certain of these agreements.  SemGroup did not allocate this debt to its subsidiaries, and SemStream’s statements of operations do not include any allocated interest expense. SemGroup did not charge SemStream interest expense on intercompany payables during the years from 2008 through 2010.

SemStream utilized letters of credit under SemGroup’s credit facilities. At September 30, 2011, SemStream had outstanding letters of credit of $56.8 million. The statements of operations include direct charges from SemGroup for letter of credit usage, which is reported within interest expense.

Subsequent to the contribution of the SemStream assets to NGL Energy on November 1, 2011, these assets no longer serve as collateral under SemGroup’s credit agreements.

Product purchases and sales

SemStream routinely entered into purchase and sale transactions with other controlled subsidiaries of SemGroup, including the following:

•                  The sale of condensate and natural gasoline to SemCrude, L.P.;

•                  The sale of condensate and natural gasoline to SemCanada Crude Company;

•                  The sale of propane to the residential division of SemStream, L.P.; and

•                  The purchase of natural gas liquids from SemGas, L.P.

The following table summarizes these transactions (amounts in thousands):

	Nine Months	Nine Months
	Ended	Ended
	September	September
	30, 2011	30, 2010

Revenues from SemCrude, L.P. (*)	$46,708	$23,595

Revenues from SemCanada Crude Company	$—	$14,965

Revenues from SemStream, L.P. residential division	$7,267	$5,137

Purchases from SemGas, L.P.	$27,228	$16,457

(*) Certain of the purchases from SemCrude, L.P. were fixed-price forward purchases, which were recorded at fair value at each balance sheet date. The revenue amounts in this table include any unrealized gains and losses on these contracts.

SemStream Non-Residential Division

Notes to Unaudited Condensed Financial Statements

6.                                      CONTRIBUTION OF ASSETS AND LIABILITIES TO NGL ENERGY

On November 1, 2011, SemStream, L.P. contributed many of the assets of the SemStream Non-Residential Division to NGL Energy, including the majority of the inventory, derivative assets, other current assets, property, plant and equipment, goodwill, other intangible assets, and other noncurrent assets.  As part of this transaction, SemStream, L.P. also contributed certain of the liabilities of the SemStream Non-Residential Division to NGL Energy, including the derivative liabilities and capital leases.  In return for this contribution, SemStream received $93 million of cash from NGL Energy (subject to post-closing adjustments, which have been completed, resulting in a $2.1 million working capital adjustment paid to NGL Energy), 8,932,031 common units representing limited partner interests in NGL Energy, and a 7.5% interest in the general partner of NGL Energy.  Also as part of this transaction, SemStream agreed to waive its distribution rights on certain of the common units for a specified period of time.